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                                                                    EXHIBIT 3.64
                                  BY-LAWS OF

                           OHIO COUNTY COAL COMPANY
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                                   ARTICLE I
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                               Corporate Offices

          Section 1. The principal office of the corporation in the Commonwealth of Kentucky shall be located in the City of Madisonville, County of Hopkins. The corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                  ARTICLE II
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                                 Stockholders

          Section 1. Annual Meeting -- The annual meeting of the stockholders of the corporation shall be held at the principal office of the corporation at Madisonville, Kentucky, on the last Tuesday in December in each year (or, if said day be a legal holiday, then on the next succeeding day not a holiday), beginning with the year 1990, at 7:00 o'clock in the evening, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. In the event that such annual meeting is omitted by oversight or otherwise, on the day and at the time herein provided for, meeting in lieu thereof to be held as soon thereafter as conveniently may be, upon ten (10) day's written notice, which notice shall state the time and place and the objects for which such meeting is called. Any business transacted or elections
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held at such meeting shall be as valid as if transacted or held at the annual meeting.

          Section 2. Special Meetings -- Special meetings of the stockholders may be called at any time by the Board of Directors. At any time, upon written request of any director, or of any stockholder or stockholders holding in the aggregate twenty (20%) percent of the voting power of all stockholders, it shall be the duty of the Secretary to call a special meeting of the stockholders, to be held at the registered office at such time as the Secretary may fix, not less than ten (10) nor more than thirty-five (35) days after the receipt of said request, and if the Secretary shall neglect or refuse to issue said call, the director, or stockholder or stockholders, making the request may do so.

          Section 3. Notices -- Written notice of the time, place, and purpose of the annual meeting shall be given to all stockholders entitled to vote at such meeting, at least ten (10) days prior to the day named for the meeting. Notice shall be mailed to a stockholder at his address appearing on the books of the corporation, unless he shall have filed with the Secretary of the corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

          Written notice of the time, place, and purpose of a special meeting of stockholders shall be mailed at least three (3) days prior to such meeting, to each stockholder of record entitled to vote.
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          Section 4.  Voting Rights -- Each stockholder entitled to vote at any meeting shall have one (1) vote, in person or by proxy duly authorized in writing and filed with the Secretary of the corporation, for each share of stock registered in his name on the books of the corporation. The validity of every unrevoked proxy shall cease eleven (11) months after the date of its execution, unless some other definite period of validity shall be expressly provided therein, but in no event shall a proxy, unless coupled with interest, be voted on after three (3) years from the date of its execution. The revocation of a proxy shall not be effective until the Secretary of the corporation has received notice of such revocation.

           Cumulative voting shall be permitted only in the election for directors of the corporation.

          Section 5. Waiver of Notice -- Notice of any shareholders' meeting may be waived in writing by any shareholder at any time before or after the meeting.

          Section 6. Quorum of Stockholders -- The presence, in person or by proxy, of the holders of a majority of the voting power of all stockholders, shall constitute a quorum, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
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                                  ARTICLE III
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                                   Directors

          Section 1. General Powers -- The business and affairs of the corporation shall be managed by its Board of Directors.

          Section 2. Number, Tenure, and Qualifications -- The Board of Directors of the corporation shall consist of not less than three (3) nor more than five (5) persons, with three (3) directors to initially constitute the Board of Directors. Directors shall hold office until the annual meeting of the stockholders next ensuing after their election and until their respective successors are elected and have accepted the election. Directors need not be stockholders. The number of directors to be elected shall be determined by the stockholders at each annual meeting or at any special meeting called for such purposes.

          Section 3. Regular Meetings -- A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Kentucky, for the holding of additional regular meetings, without other notice than such resolution.

          Section 4. Special Meetings -- Special meetings of the Board of Directors may be called by, or at the request of, the President or any two directors. The person, or persons, authorized to call a special meeting of the Board of Directors may fix any place, either within or without the Commonwealth of Kentucky, as the place for holding such special meeting of the Board of Directors called by them.
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          Section 5.  Notice -- Notice of any regular meeting of the Board of
Directors may be given, and notice of any special meeting shall be given, at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. Any director may waive notice of any meeting, and the attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice or waiver of notice of any meeting of the Board of Directors of the corporation need not specify the business to be transacted at such meeting nor the purpose thereof.

          Section 6. Vacancies -- Whenever any vacancy shall occur on the Board of Directors by reason of death, resignation, or otherwise, such vacancy shall be filled by the remaining member, or members, of the Board. The directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and shall qualify, unless sooner displaced.

          Section 7. Quorum -- A majority of the Board of Directors shall constitute a quorum for the transaction of business.


                                  ARTICLE IV
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                                   Officers

          Section 1. Number -- The officers of the corporation shall be a President, and may include one or more Vice Presidents (the number thereof to be determined by the Board of Directors),
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a Secretary, and a Treasurer, each of whom shall be elected by the Board of
Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

          Section 2. Election and Term of Office -- The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is reasonably possible. Each officer shall hold office until his successor shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          Section 3. Removal and Vacancies -- Any officer elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          Section 4. Duties of the President -- The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the affairs of the
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corporation.  He shall preside at all meetings of the stockholders and directors. He shall sign or countersign all certificates, contracts, and other instruments of the corporation, as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform all other duties as are incident to his office, or are properly required of him by the Board of Directors.

          Section 5. Duties of Vice-President -- The Vice-President shall exercise the functions of the President during the absence or disability of the President. The Vice-President may sign, with the Secretary or an assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          Section 6. Duties of the Secretary -- The Secretary shall keep accurate minutes of all meetings of the stockholders and of the Board of Directors, and shall perform all of the duties commonly incident to his office, and shall perform such other duties and have other powers as the Board of Directors shall designate. The Secretary shall have power, together with the President or a Vice-President, to sign certificates of stock of the corporation. In his absence at any meeting, an assistant secretary or a secretary pro tempore shall perform his duties thereat.

          Section 7. Duties of the Treasurer -- The Treasurer shall have the custody and be responsible for all funds and securities of the corporation, and shall keep accurate books of account of the corporation's transactions which shall be the
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property of the corporation and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time, as may be required of him, an account of all of his actions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office, or which are properly required of him by the Board of Directors.


                                   ARTICLE V
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                             Certificates of Stock

          Section 1. Form -- Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an assistant Secretary, and all certificates
shall be consecutively numbered or otherwise identified.   The name and address
of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the Stock Transfer Books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, the new one may be issued
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therefor upon such terms and indemnity to the corporation as the Board of
Directors may prescribe.

          Section 2. Transfer of Shares -- Transfer of shares of the corporation shall be made only on the Stock Transfer Books of the corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


                                  ARTICLE VI
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                              Checks, Notes, Etc.

          Section 1. All checks and drafts on the corporation's banking accounts, and all bills of exchange, promissory notes, and all acceptances, obligations, and other instruments for the payment of money, shall be signed by such officer, or officers, agent or agents, as shall be thereunto duly authorized from time to time by the Board of Directors of the corporation.


                                  ARTICLE VII
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                                Corporate Seal

          Section 1. The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the words "Corporate Seal."
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                                 ARTICLE VIII
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                                  Amendments

          Section 1. These By-Laws may be altered, amended, or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.